Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Lee Keeling and Associates, Inc.  hereby consents to the references to our firm in the form and context in which they appear in (i) this Current Report on Form 8-K/A of Comstock Resources Inc. filed with the Securities and Exchange Commission on October 30, 2018 and (ii) We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-217453) of Comstock Resources, Inc.,

(2)	Registration Statement (Form S-8 No. 333-214945) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan,

(3)	Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan,

(4)	Registration Statement (Form S-8 No. 333-207180) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan, and

(5)	Registration Statement (Form S-8 No. 333-159332) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan;

/s/ Lee Keeling and Associates, Inc.

Tulsa, Oklahoma

October 30, 2018